BLUE BIRD DELIVERS STRONG
FISCAL 2020 FIRST QUARTER RESULTS;
SIXTH CONSECUTIVE QUARTER OF ADJUSTED EBITDA GROWTH

GAAP net loss improved by $0.8M to $0.4M
GAAP Diluted EPS improved by 3 cents to a loss of 2 cents
Adjusted EBITDA of $8.0M, up $0.8M
FY2020 Guidance Reaffirmed

Macon, GA, February 12, 2020 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal 2020 first quarter results. GAAP net loss for the first quarter was $0.4 million, an improvement of $0.8 million compared with the first quarter of FY2019. Blue Bird's Adjusted EBITDA for the quarter was $8.0 million, an increase of $0.8 million over prior year, despite higher commodity costs and lower volume. Diluted EPS and Adjusted Diluted EPS were up 3 cents and 2 cents, respectively for the quarter.

Highlights

(in millions except EPS data)	Three Months Ended January 4, 2020	B/(W) 2019
Unit Sales	1,460	(140)
GAAP Measures:
Revenue	$153.2	$(1.7)
Net Loss	$(0.4)	$0.8
Diluted Loss per Share	$(0.02)	$0.03
Non-GAAP Measures[1]:
Adjusted EBITDA	$8.0	$0.8
Adjusted Net Income	$2.0	$0.8
Adjusted Diluted Earnings per Share	$0.07	$0.02
1 Reconciliation to relevant GAAP metrics shown below

“We are very pleased with our first quarter," said Phil Horlock, President and Chief Executive Officer of Blue Bird Corporation. “The combination of continued growth in alternative-fueled bus sales and our focus on driving higher revenue, contributed to an increase in average selling price per bus of more than $5,000, or 6% over last year's first quarter. We also continued to make progress with our Transformational Initiatives, resulting in our sixth consecutive quarter of year-over-year growth in Adjusted EBITDA Margin. We expect further gains through the balance of FY2020 and beyond as we continue to implement our profit- and margin-growth strategy. We are pleased to reaffirm our net revenue and profit outlook for FY2020, with full-year revenue guidance at $1,020- $1,050 million and Adjusted EBITDA guidance at $90 - $95 million.

"We are focused on delivering differentiated and innovative products that customers want and value, as demonstrated by our continued strong growth in alternative-fueled bus sales. Our year-to-date bookings and firm order backlog in this segment are 5% above the same time last year, representing 46% mix of our total bookings and orders. That's a new year-to-date record for us. With the industry's broadest range of alternative-fueled school buses, offered at the lowest-emission levels, we are the undisputed leader in product and sales in alternative fuels.

"While making key investments in our production facility through FY2020 to drive productivity and quality, we will continue to generate positive cash flow, with Adjusted Free Cash Flow guidance at $30 - $35 million."

Fiscal 2020 First Quarter Results

Net Sales
Net sales were $153.2 million for the first quarter of fiscal 2020, a decrease of $1.7 million, or 1.1%, from prior year period. Bus unit sales were 1,460 units for the quarter compared with 1,600 units for the same period last year.

Gross Profit
First quarter gross profit of $21.3 million represented an increase of $2.2 million from the first quarter of last year. Gross profit margin improved 1.6 points to 13.9%.

Net Loss
Net loss was $0.4 million for the first quarter of fiscal 2020, representing an increase in profit of $0.8 million compared with the same period last year, due to higher tax and interest expense in the fourth quarter of FY2019.

Adjusted Net Income
Adjusted Net Income was $2.0 million, representing an increase of $0.8 million compared with the same period last year.

Adjusted EBITDA
Adjusted EBITDA was $8.0 million, representing an increase of $0.8 million compared with the first quarter last year. Bus pricing and cost reductions more than offset the impact of commodity-cost headwinds and lower volume.

Conference Call Details

Blue Bird will discuss its first quarter 2020 results and other related matters in a conference call at 4:30 PM ET today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

•
Webcast participants should log on and register at least 15 minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•	Participants desiring audio only should dial 1-866-548-4713 or 1-323-794-2093

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 570,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Key Non-GAAP Financial Measures We Use to Evaluate Our Performance

This press release includes the following non-GAAP financial measures “Adjusted EBITDA,” "Adjusted EBITDA Margin," "Adjusted Net Income," "Adjusted Diluted Earnings per Share," “Free Cash Flow” and “Adjusted Free Cash Flow” because management views these metrics as a useful way to look at the performance of our operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income prior to discontinued operations income or loss, interest income, interest expense including the component of lease expense (which is presented as a single operating expense in selling, general and administrative expenses in our GAAP financial statements) that represents interest expense on lease liabilities, income taxes, depreciation and amortization including the component of lease expense (which is presented as a single operating expense in selling, general and administrative expenses in our GAAP financial statements) that represents amortization charges on right-to-use lease assets, and disposals, as adjusted to add back certain charges that we may record each year, such as stock-compensation expense, as well as non-recurring charges such as (i) significant product design changes; (ii) transaction related costs; or (iii) discrete expenses related to major cost cutting initiatives. We believe these expenses are non-recurring charges and not considered an indicator of ongoing company performance. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales. Adjusted Net Income is net income as adjusted to add back certain costs as mentioned above. Adjusted diluted earnings per share represents Adjusted Net Income available to common stockholders by diluted weighted average common shares outstanding (as if we had GAAP net income during the respective period). Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share are not measures of performance defined in accordance with GAAP. The measures are used as a supplement to GAAP results in evaluating certain aspects of our business, as described below.

We believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share are useful to investors in evaluating our performance because the measures consider the performance of our operations, excluding decisions made with respect to capital investment, financing, and other non-recurring charges as outlined in the preceding paragraph. We believe the non-GAAP metrics offer additional financial metrics that, when coupled with the GAAP results and the reconciliation to GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Adjusted Diluted Earnings per Share should not be considered as alternatives to net income or GAAP earnings per share as an indicator of our performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although we believe the non-GAAP measures may enhance an evaluation of our operating performance based on recent revenue generation and product/overhead cost control because they exclude the impact of prior decisions made about capital investment, financing, and other expenses, (i) other companies in Blue Bird’s industry may define Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share differently than we do and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry, and (ii) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share exclude certain financial information that some may consider important in evaluating our performance.

We compensate for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of our operating results.

Our measures of “Free Cash Flow” and "Adjusted Free Cash Flow" are used in addition to and in conjunction with results presented in accordance with GAAP and free cash flow and adjusted free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and adjusted free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

We define free cash flow as total cash provided by/used in operating activities minus cash paid for fixed assets and acquired intangible assets. We define adjusted free cash flow as free cash flow minus cash paid for (i) significant product design changes; (ii) transaction related costs; or (iii) discrete expenses related to major cost cutting initiatives. We use free cash flow and adjusted free cash flow, and ratios based on both, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a more conservative measure of cash flow since purchases of fixed assets and intangible assets are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed purchases, free cash flow would exceed cash flow from operating activities. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than cash flows from operating activities.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions (including tariffs) that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Forward-looking statements in this document also may include, but are not limited to, statements regarding the pricing of the share repurchase, the potential tender offer by Blue Bird for shares of its common stock, and the benefits and timing of any potential tender offer. Many risks, contingencies and uncertainties could cause actual results to differ materially from Blue Bird’s forward-looking statements. Among these factors are the risk that Blue Bird may decide not to commence the tender offer, and that if Blue Bird does commence a tender offer, that the offer may not be completed.

Contact:
Mark Benfield
Investor Relations & Government Affairs
(478) 822-2315
Mark.Benfield@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands except for share data)	January 4, 2020	September 28, 2019
Assets
Current assets
Cash and cash equivalents	$7,700	$70,959
Accounts receivable, net	5,918	10,537
Inventories	138,627	78,830
Other current assets	11,853	11,765
Total current assets	$164,098	$172,091
Property, plant and equipment, net	104,341	100,058
Goodwill	18,825	18,825
Intangible assets, net	53,948	54,720
Equity investment in affiliate	11,275	11,106
Deferred tax assets	3,725	3,600
Finance lease right-of-use assets	4,439	4,638
Other assets	283	375
Total assets	$360,934	$365,413
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$75,045	$102,266
Warranty	8,475	9,161
Accrued expenses	23,904	28,697
Deferred warranty income	8,424	8,632
Finance lease obligations	724	716
Other current liabilities	7,764	10,310
Current portion of long-term debt	9,900	9,900
Total current liabilities	$134,236	$169,682
Long-term liabilities
Revolving credit facility	$35,000	$—
Long-term debt	170,973	173,226
Warranty	13,256	13,182
Deferred warranty income	14,320	15,413
Deferred tax liabilities	271	168
Finance lease obligations	3,734	3,921
Other liabilities	12,085	12,108
Pension	44,915	45,524
Total long-term liabilities	$294,554	$263,542
Stockholders' deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares issued at January 4, 2020 and September 28, 2019	$—	$—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 26,512,252 and 26,476,336 shares outstanding at January 4, 2020 and September 28, 2019, respectively	3	3
Additional paid-in capital	84,302	84,271
Accumulated deficit	(46,052)	(45,649)
Accumulated other comprehensive loss	(55,827)	(56,154)
Treasury stock, at cost, 1,782,568 shares at January 4, 2020 and September 28, 2019	(50,282)	(50,282)
Total stockholders' deficit	$(67,856)	$(67,811)
Total liabilities and stockholders' deficit	$360,934	$365,413

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
(in thousands except for share data)	January 4, 2020	December 29, 2019
Net sales	$153,217	$154,926
Cost of goods sold	131,917	135,816
Gross profit	$21,300	$19,110
Operating expenses
Selling, general and administrative expenses	20,495	17,273
Operating profit	$805	$1,837
Interest expense	(1,897)	(2,874)
Interest income	—	9
Other income (expense), net	194	(349)
Loss before income taxes	$(898)	$(1,377)
Income tax benefit	326	236
Equity in net income (loss) of non-consolidated affiliate	169	(79)
Net loss	$(403)	$(1,220)

Earnings per share:
Basic weighted average shares outstanding	26,481,441	26,302,865
Diluted weighted average shares outstanding	26,481,441	26,302,865

Basic loss per share	$(0.02)	$(0.05)
Diluted loss per share	$(0.02)	$(0.05)

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands of dollars)	January 4, 2020	December 29, 2019
Cash flows from operating activities
Net loss	$(403)	$(1,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,457	2,193
Non-cash interest expense	618	213
Share-based compensation	1,093	852
Equity in net income of affiliate	(169)	79
(Gain) loss on disposal of fixed assets	(121)	30
Deferred taxes	(125)	267
Amortization of deferred actuarial pension losses	430	689
Foreign currency hedges	—	109
Changes in assets and liabilities:
Accounts receivable	4,619	13,793
Inventories	(59,797)	(26,884)
Other assets	3	(4,805)
Accounts payable	(25,071)	(28,299)
Accrued expenses, pension and other liabilities	(10,522)	(5,225)
Total adjustments	$(85,585)	$(46,988)
Total cash used in operating activities	$(85,988)	$(48,208)
Cash flows from investing activities
Cash paid for fixed assets	(9,287)	(10,787)
Proceeds from sale of fixed assets	150	—
Total cash used in investing activities	$(9,137)	$(10,787)
Cash flows from financing activities
Borrowings under the revolving credit facility	$35,000	$20,000
Borrowings under the senior term loan	—	50,000
Repayments under the senior term loan	(2,475)	(2,475)
Principal payments on finance leases	(225)	—
Cash paid for employee taxes on vested restricted shares and stock option exercises	(806)	(243)
Proceeds from exercises of warrants	372	620
Tender offer repurchase of common stock and preferred stock	—	(50,349)
Total cash provided by financing activities	$31,866	$17,553
Change in cash and cash equivalents	(63,259)	(41,442)
Cash and cash equivalents, beginning of period	70,959	60,260
Cash and cash equivalents, end of period	$7,700	$18,818

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
(in thousands of dollars)	January 4, 2020	December 29, 2019
Net loss	$(403)	$(1,220)
Adjustments:
Interest expense, net (1)	1,993	2,968
Income tax benefit	(326)	(236)
Depreciation, amortization, and disposals (2)	3,538	2,407
Operational transformation initiatives	1,114	244
Foreign currency hedges	—	109
Share-based compensation	1,093	852
Product redesign initiatives	1,010	2,149
Other	6	(57)
Adjusted EBITDA	$8,025	$7,216
Adjusted EBITDA margin (percentage of net sales)	5.2%	4.7%

(1) Includes $0.1 million for both fiscal periods, representing interest expense on lease liabilities, which are a component of lease expense and presented as a single operating expense in selling, general and administrative expenses on our Condensed Consolidated Statements of Operations.
(2) Includes $0.2 million for both fiscal periods, respectively, representing amortization charges on right-to-use lease assets, which are a component of lease expense and presented as a single operating expense in selling, general and administrative expenses on our Condensed Consolidated Statements of Operations.

Reconciliation of Free Cash Flow to Adjusted Free Cash Flow

	Three Months Ended
(in thousands of dollars)	January 4, 2020	December 29, 2019
Net cash provided by operating activities	$(85,988)	$(48,208)
Cash paid for fixed assets	(9,287)	(10,787)
Free cash flow	$(95,275)	$(58,995)
Cash paid for product redesign initiatives	(3,380)	(1,846)
Cash paid for operational transformation initiatives	(1,114)	(244)
Adjusted free cash flow	(90,781)	(56,905)

Reconciliation of Net Loss to Adjusted Net Income

	Three Months Ended
(in thousands of dollars)	January 4, 2020	December 29, 2019
Net loss	$(403)	$(1,220)
Adjustments, net of tax benefit or expense (1)
Operational transformation initiatives	836	183
Product redesign initiatives	758	1,612
Foreign currency hedges	—	82
Share-based compensation	820	639
Other	5	(43)
Adjusted net income, non-GAAP	$2,014	$1,253

(1) Amounts are net of estimated statutory tax rates of 25%.

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three Months Ended
	January 4, 2020	December 29, 2019
Diluted loss per share	$(0.02)	$(0.05)
One-time charge adjustments, net of tax benefit or expense	0.09	0.10
Adjusted diluted earnings per share, non-GAAP	$0.07	$0.05
Weighted average dilutive shares outstanding (1)	26,936,709	27,048,765

(1) Weighted average dilutive shares outstanding for the three months ended January 4, 2020 and December 29, 2019 excluded 455,268 and 745,900 shares, respectively, as their effect would be anti-dilutive, but were included in the adjusted diluted earnings per share, non-GAAP calculation as their effect was dilutive.